                                                                    EXHIBIT 2.24

MALLESONS STEPHEN JAQUES

                            Form of James Hardie -
                            364-day Facility
                            Agreement

                            Dated #1#

                            James Hardie International Finance B.V. ("BORROWER" and "OBLIGORS' AGENT")
                            #2# ("FINANCIER")

                            MALLESONS STEPHEN JAQUES
                            Level 60
                            Governor Phillip Tower
                            1 Farrer Place
                            Sydney   NSW   2000
                            Australia
                            T +61 2 9296 2000
                            F +61 2 9296 3999
                            DX 113 Sydney
                            www.mallesons.com
                            Ref:  YC:CS

FORM OF JAMES HARDIE - 364-DAY FACILITY AGREEMENT
Contents


DETAILS                                                                       1

GENERAL TERMS                                                                 3

1        DEFINITIONS                                                          3

1.1      Definitions                                                          3
1.2      Interaction with the Common Terms Deed Poll                          5

2        THE FACILITY AND FACILITY LIMIT                                      6

2.1      Financier to fund                                                    6
2.2      Maximum accommodation                                                6

3        USING THE FACILITY                                                   6

3.1      Drawing down                                                         6
3.2      Requesting a drawdown                                                6
3.3      Effect of a Drawdown Notice                                          6
3.4      Conditions to first drawdown                                         6
3.5      Conditions to all drawdowns                                          7
3.6      Benefit of conditions                                                7
3.7      Currency and timing of drawdowns                                     7

4        INTEREST                                                             7

4.1      Interest charges                                                     7
4.2      Selection of Interest Period                                         8
4.3      When Interest Periods begin and end                                  8
4.4      Limit on Interest Periods                                            8
4.5      Notification of interest                                             8
4.6      Market disruption                                                    8
4.7      Alternative basis of interest or funding                             9

5        REPAYING AND PREPAYING                                               9

5.1      Repayment                                                            9
5.2      Extension of Maturity Date                                           9
5.3      Prepayment                                                           9
5.4      Prepayment and the Facility Limit                                   10

6        PAYMENTS                                                            10

6.1      Payment by direction                                                10
6.2      Amount Owing                                                        10
6.3      Application of payments - pre-default                               10
6.4      Application of payments - post-default                              10

7        CANCELLATION                                                        10

8        FEES                                                                11

8.1      Establishment fee                                                   11
8.2      Commitment fee                                                      11


9        FINANCIER REPRESENTATION                                            11

10       INTEREST ON OVERDUE AMOUNTS                                         11

10.1     Obligation to pay                                                   11
10.2     Compounding                                                         12
10.3     Interest following judgment                                         12

11       GOVERNING LAW                                                       12

SCHEDULE 1 - DRAWDOWN NOTICE (CLAUSE 3)                                      13

SCHEDULE 2 - SELECTION NOTICE (CLAUSE 4.2)                                   15

SCHEDULE 3 - EXTENSION REQUEST (CLAUSE 5.2)                                  16

SIGNING PAGE                                                                 17

FORM OF JAMES HARDIE - 364-DAY FACILITY AGREEMENT

Details

INTERPRETATION - Definitions are in clause 1.

PARTIES BORROWER, OBLIGORS' AGENT and FINANCIER, each as described below.

BORROWER and     Name               JAMES HARDIE INTERNATIONAL FINANCE B.V.
OBLIGORS' AGENT

                 Corporate seat     Amsterdam

                 Registered         34108775
                 Number

                 Address            8th Floor, Atrium, Unit 08
                                    Strawinskylaan 3077
                                    1077 ZX Amsterdam
                                    The Netherlands

                 Fax                + 31 20 404 2544

                 Attention          Treasurer

FINANCIER        Name               #2#

                 ABN or             #3#
                 Registered
                 Number

                 Address            #4#

                 Fax                #5#

                 Attention          #6#

FACILITY         Description        Revolving US$ cash advance facility.

                 Facility Limit     US$#7#

                 Maturity Date The day 364 days after the date of this agreement, or the agreed extended Maturity Date if extended in accordance with clause 5.2
                                    ("Extension of Maturity Date").

                 Currency           US$

                 Interest Rate      For an Interest Period, means LIBOR plus
                                    the Margin.

                 Margin             #8#

                 Interest Periods   Subject to clause 4.2
                                    ("Selection of Interest Period"), 1,
                                    2, 3 or 6 months, or such other
                                    period as agreed between the Borrower
                                    and Financier.

                 Purpose For general corporate purposes of the Group, including, without limitation:

                                    -   to fund the Group's working capital
                                        requirements;

                                    -   to refinance existing Financial
                                        Indebtedness and pay related transaction costs;

                                    -   to fund or reimburse against capital
                                        expenditure costs and payments to the
                                        Fund by any Group member; and/or

                                    -   to fund distributions or other capital
                                        payments (if any).

FEES             Establishment      #9#
(also see        Fee
clause 8)

                 Commitment Fee     #10#
                 Fee

DATE OF          See Signing page
AGREEMENT

JAMES HARDIE - 364-DAY FACILITY AGREEMENT

General terms

1     DEFINITIONS

1.1   DEFINITIONS

      AMOUNT OWING means the total of all amounts which are then due for payment, or which will or may become due for payment, in connection with any Financing Document (including transactions in connection with them) to the Financier.

      AVAILABILITY PERIOD means the period commencing on the date of this agreement and ending on the Maturity Date or, if earlier, the date on which the Facility Limit is cancelled in full.

      BORROWER means the person so described in the Details.

      COMMON TERMS DEED POLL means the deed poll entitled "James Hardie - Common Terms Deed Poll" entered into by the Borrower and the Guarantor dated on or about the date of this agreement.

      DEFAULT RATE means the applicable Interest Rate at the time plus 2% per annum. For the purpose of this definition, the Interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 360 days as if the overdue amount is a cash advance with Interest Periods of 30 days (or another period chosen from time to time by the Financier) with the first Interest Period starting on and including the due date.

      DETAILS means the section of this agreement headed "Details".

      DRAWDOWN DATE means the Business Day on which a drawdown of the Facility is or is to be made but does not include a rollover of a Drawing on the last day of an Interest Period.

      DRAWDOWN NOTICE means a completed notice in writing, substantially in the form of, and containing the information and representations and warranties set out in, schedule 1 ("Drawdown Notice") and signed by an Authorised Officer of the Borrower.

      DRAWING means the outstanding principal amount of a drawdown made under the Facility.

      FACILITY means the facility made available under this agreement.

      FACILITY LIMIT means:

      (a)   the amount set out as such in the Details; or

      (b) if the Maturity Date has been extended under clause 5.2 ("Extension of Maturity Date"), the amount of the Facility Limit being extended specified in the extension request,

      each as reduced by the total of all cancellations under this agreement.

      FEE PAYMENT DATE means each 31 March, 30 June, 30 September and 31 December after the date of this agreement.

      FINANCIER means the person so described in the Details.

      FINANCING DOCUMENT means each of:

      (a) this agreement;

      (b) the Common Terms Deed Poll;

      (c) the Interim Guarantee between the Guarantor and the Financier;

      (d) the Guarantee and Subordination Documents;

      (e) each Drawdown Notice;

      (f) each Selection Notice;

      (g) any other document which the Borrower and the Financier agree to be a Financing Document; and

      (h) any document entered into for the purpose of amending or novating any of the above.

      INTEREST PAYMENT DATE means, in respect of an Interest Period, the last day of that Interest Period.

      INTEREST PERIOD means each period selected in accordance with clause 4.2 ("Selection of Interest Period").

      INTEREST RATE means, subject to clause 4.6 ("Market disruption"), the interest rate set out in the Details.

      LIBOR means, in relation to any Drawing:

      (a) the applicable British Bankers' Association Interest Settlement Rate for US$ and the relevant period displayed on the appropriate page of the Reuters screen (but if the agreed page is replaced or service ceases to be available, the Financier may specify another page or service displaying the appropriate rate after consultation with the Borrower) ("SCREEN RATE"); or

      (b) (if no Screen Rate is available for US$ and the Interest Period of that Drawing) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Financier at its request quoted by the principal London offices of at least three leading international banks chosen by the Financier in consultation with the Borrower to other leading banks in the London interbank market, as of 11:00am (London time) on the day two Business Days before the first day of an Interest Period for which the interest rate is to be determined for the offering of deposits in US$ and for a period comparable to the Interest Period for that Drawing.

      MARGIN means on any day, the margin set out in the Details.

      MARKET DISRUPTION EVENT means:

      (a) at or about noon on the day two Business Days before the first day of an Interest Period for which the interest rate is to be determined, by reason of circumstances affecting the London interbank market for US$, the "LIBOR" component of the Interest Rate cannot be determined; or

      (b) before close of business in London on the day two Business Days before the first day of an Interest Period for which the interest rate is to be determined, the Financier determines that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

      MATURITY DATE means the maturity date for the Facility as set out in the Details, but if that is not a Business Day, then the preceding Business Day.

      REVIEW DATE means:

      (a)   the date 6 months from the date of this agreement; and

      (b)   thereafter, each date 6 months before the then Maturity Date.

      SELECTION NOTICE means a notice under clause 4.2(b) ("Selection of Interest Period"), to be substantially in the form of schedule 2 ("Selection Notice").

      UNDRAWN FACILITY LIMIT means the Facility Limit less the aggregate of all Drawings outstanding.

1.2   INTERACTION WITH THE COMMON TERMS DEED POLL

      (a)   The Borrower acknowledges that:

            (i)   the Financier is a Creditor; and

            (ii)  this agreement is a Facility Agreement,

            for the purposes of the Common Terms Deed Poll.

      (b) On execution of this agreement, the provisions of the Common Terms Deed Poll (subject to paragraph (d) below) are incorporated into this agreement to the intent and effect that any such provision for the benefit of a Creditor or the Borrower (as defined in the Common Terms Deed Poll) may be enforced by the Financier or the Borrower to the same extent as if the Financier was a party to the Common Terms Deed Poll.

      (c) A term which has a defined meaning (including by reference to another document) in the Common Terms Deed Poll has the same meaning when used in this agreement unless it is expressly defined in this agreement, in which case the meaning in this agreement prevails.

      (d) Where a conflict arises between a provision of the Common Terms Deed Poll and this agreement, the Common Terms Deed Poll will prevail unless the provision in this agreement includes words substantially to the effect of "Despite the terms of the Common Terms Deed Poll", in which case the relevant provision of this agreement prevails.

2     THE FACILITY AND FACILITY LIMIT

2.1   FINANCIER TO FUND

      The Financier agrees to provide to the Borrower the financial accommodation requested by the Obligors' Agent under this agreement.

2.2   MAXIMUM ACCOMMODATION

      The financial accommodation to be provided under this agreement must not exceed the Facility Limit.

3     USING THE FACILITY

3.1   DRAWING DOWN

      The Borrower need not use the Facility. However, if the Borrower wants to use the Facility, it may do so by one or more drawdowns.

3.2   REQUESTING A DRAWDOWN

      (a) If the Borrower wants a drawdown, the Obligors' Agent must provide a written Drawdown Notice to the Financier by 11:00am (London time)at least 2 Business Days prior to the requested Drawdown Date (or such later time as the Financier may agree).

      (b)   The minimum amount of a Drawing is the lesser of:

            (i)   US$1,000,000; and

            (ii)  the Undrawn Facility Limit.

3.3   EFFECT OF A DRAWDOWN NOTICE

      A Drawdown Notice is effective when the Financier actually receives it in legible form. An effective Drawdown Notice is irrevocable.

3.4   CONDITIONS TO FIRST DRAWDOWN

      The Borrower agrees not to request the first drawdown, and a Financier is not obliged to provide the first drawdown, unless:

      (a) all the conditions precedent listed in clause 3 ("Conditions precedent") of the Common Terms Deed Poll have been either satisfied or waived in accordance with that agreement; and

      (b) a completed Facility Nomination Letter nominating this agreement as a Facility Agreement has been received by the Financier.

3.5   CONDITIONS TO ALL DRAWDOWNS

      In addition to the conditions precedent in clause 3 ("Conditions precedent") of the Common Terms Deed Poll, the Financier need not provide any financial accommodation on a Drawdown Date unless it is satisfied that:

      (a) the Drawdown Date is a Business Day during the Availability Period for the Facility;

      (b) the amount of the Drawing equals or exceeds the minimum drawdown amount set out in clause 3.2(b) ("Requesting a drawdown");

      (c) after the Drawing has been made, the sum of all outstanding Drawings will not exceed the Facility Limit;

      (d) the Financier has received a Drawdown Notice in respect of the requested drawdown in accordance with clause 3.2 ("Requesting a drawdown"); and

      (e) the proposed Drawing is for one or more of the purposes set out in the Details.

3.6   BENEFIT OF CONDITIONS

      Each condition to a drawdown is for the sole benefit of the Financier and may only be waived by the Financier.

3.7   CURRENCY AND TIMING OF DRAWDOWNS

      The Financier agrees to make each drawdown available to the account specified in the relevant Drawdown Notice in immediately available US$ funds by 2:00pm (local time in Amsterdam) on the relevant Drawdown Date.

4     INTEREST

4.1   INTEREST CHARGES

      The Borrower must pay interest on each Drawing for each of its Interest Periods at the applicable Interest Rate. Interest:

      (a) accrues daily from and including the first day of an Interest Period to but excluding the last day of the Interest Period; and

      (b)   is payable in arrears on each relevant Interest Payment Date; and

      (c)   is calculated on actual days elapsed and a year of 360 days.

4.2   SELECTION OF INTEREST PERIOD

      An Interest Period for a Drawing is:

      (a) for the first Interest Period, the period specified in the Drawdown Notice for that Drawing; and

      (b) for each subsequent Interest Period, a period notified in a Selection Notice given by the Borrower to the Financier on the Business Day before the last day of the current Interest Period. However, in each case, the specified period must be one that is set out in the Details. If the Obligors' Agent does not give correct notice, the subsequent Interest Period is the same length as the Interest Period which immediately precedes it (or it is the period until the Maturity Date, if that is shorter than the preceding Interest Period).

4.3   WHEN INTEREST PERIODS BEGIN AND END

      (a)   An Interest Period for a Drawing begins:

            (i)   for the first Interest Period, on its Drawdown Date; and

            (ii) for each subsequent Interest Period, on the day when the preceding Interest Period for the Drawing ends.

      (b) An Interest Period which would otherwise end on a day which is not a Business Day ends on the next Business Day (unless that day falls in the following month, in which case the Interest Period ends on the previous Business Day). However, an Interest Period which would otherwise end after the Maturity Date ends on the Maturity Date.

      (c) If an Interest Period of one or a number of months commences on a date in a month for which there is no corresponding date in the month in which the Interest Period is to end, it will end on the last Business Day of the latter month.

4.4   LIMIT ON INTEREST PERIODS

      In selecting Interest Periods under clause 4.2 ("Selection of Interest Period"), the Obligors' Agent must ensure that there are no more than 5 different Interest Periods at any one time.

4.5   NOTIFICATION OF INTEREST

      Interest on a Drawing is payable in immediately available funds.

      The Financier will notify the Obligors' Agent of the interest rates determined under this agreement as soon as they are ascertained. Failure to do so will not affect the obligations of the Borrower in any way.

4.6   MARKET DISRUPTION

      If a Market Disruption Event occurs in relation to a Drawing for any Interest Period, then the Interest Rate on that Drawing for the Interest Period shall be the rate per annum which is the sum of:

      (a)   the Margin; and

      (b) the rate notified by the Financier as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Financier of funding its participation in that Drawing from whatever source it may reasonably select.

4.7   ALTERNATIVE BASIS OF INTEREST OR FUNDING

      (a) If a Market Disruption Event occurs and the Financier or the Borrower so requires, the Financier and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

      (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Financier and the Borrower, be binding on each of them.

5     REPAYING AND PREPAYING

5.1   REPAYMENT

      The Borrower agrees to repay the total of the Drawings and all interest and other amounts (including default interest) which have accrued or which are otherwise payable (but unpaid) in respect of this agreement on the Maturity Date.

5.2   EXTENSION OF MATURITY DATE

      (a) The Obligors' Agent may, not more than 75 Business Days and not less than 25 Business Days prior to each Review Date, request in writing in substantially the form of schedule 3 ("Extension Request") an extension of the Maturity Date. If the request is accepted, the Maturity Date will be extended to the date 182 days after the Maturity Date applicable at the time of the request in respect of a new Facility Limit of an amount selected by the Borrower and specified in the request (which amount must not exceed the Facility Limit applicable at the time of the request).

      (b) If the Financier accepts such a request, it agrees to return a signed copy of the notice referred to in paragraph (a) to the Obligors' Agent no later than 7 Business Days prior to the relevant Review Date. Upon the Financier signing the notice, the Maturity Date is automatically extended to the date specified in that notice.

5.3   PREPAYMENT

      The Borrower may prepay all or part of a Drawing as follows:

      (a) if only part of a Drawing is prepaid, it must be at least US$1,000,000 and a whole multiple of US$500,000, or such lesser amount as may be agreed by the Financier (at its discretion) from time to time; and

      (b) the Borrower must also pay all accrued (but unpaid) interest on that Drawing; and

      (c) the Obligors' Agent must notify the proposed prepayment in writing to the Financier at least 10 Business Days prior to the date of the requested prepayment (as at close of business Sydney time) (once given, a notice of prepayment is irrevocable and the Borrower is obliged to prepay in accordance with the notice).

      If the prepayment is made on an Interest Payment Date for the Drawing to be prepaid, no Break Costs are payable. However, if the Borrower prepays on a day other than the Interest Payment Date for the Drawing to be prepaid and the Financier incurs any Break Costs as a result of such prepayment, then the Borrower will be liable for Break Costs (if any) under clause 12 ("Costs and indemnities") of the Common Terms Deed Poll.

5.4   PREPAYMENT AND THE FACILITY LIMIT

      The Facility Limit is not reduced by amounts prepaid under clause 5.3 ("Prepayment").

6     PAYMENTS

6.1   PAYMENT BY DIRECTION

      If the Financier directs the Borrower to pay a particular party or in a particular manner, the Borrower is taken to have satisfied its obligation to the Financier by paying in accordance with the direction.

6.2   AMOUNT OWING

      Subject to the provisions of any Financing Document, the Borrower agrees to repay the Amount Owing on the Maturity Date under this agreement.

6.3   APPLICATION OF PAYMENTS - PRE-DEFAULT

      Prior to an Event of Default, the Financier will apply amounts paid by the Borrower in accordance with the terms of the Financing Documents.

6.4   APPLICATION OF PAYMENTS - POST-DEFAULT

      If an Event of Default subsists, the Financier may apply amounts paid by the Borrower towards satisfaction of the Borrower's obligations under the Financing Documents in the manner it sees fit, unless the Financing Documents expressly provide otherwise. This appropriation overrides any purported appropriation by the Borrower or any other person.

7     CANCELLATION

      The Borrower may cancel the Undrawn Facility Limit in whole or in part at any time during the Availability Period by notifying the Financier in writing at least 2 Business Days prior to the date the cancellation is to take effect. A partial cancellation must be at least US$1,000,000, unless the Financier agrees otherwise. Once given, the notice is irrevocable. The Facility Limit is reduced by the amount of any cancellation.

      The Facility Limit is automatically cancelled at 5:30pm (Sydney time) on the last day of the Availability Period.

8     FEES

8.1   ESTABLISHMENT FEE

      The Borrower agrees to pay on the first Business Day after the date of this agreement, an establishment fee as set out in the Details.

8.2   COMMITMENT FEE

      The Borrower agrees to pay in arrears on each Fee Payment Date, on any cancellation date described below and on the Maturity Date, the accrued but unpaid commitment fee as set out in the Details.

      If the Borrower cancels any of the Undrawn Facility Limit, it also agrees to pay on the cancellation date, the commitment fee in respect of the cancelled amount from (but excluding) the last Fee Payment Date up to and including the cancellation date.

      The commitment fee is calculated on actual days elapsed using a 360 day year.

9     FINANCIER REPRESENTATION

      The Financier represents that it is a duly supervised bank in #11# and accordingly it is a PMP within the meaning of this agreement as at:

      (a)   the date of execution of this agreement; and

      (b) each date it signs a notice as referred to in clause 5.2 ("Extension of Maturity Date").

      The Borrower acknowledges that in making this representation the Financier relies on, and has not independently investigated, the definition of PMP set out in the Common Terms Deed Poll.

10    INTEREST ON OVERDUE AMOUNTS

      This clause applies despite the provisions of the Common Terms Deed Poll.

10.1  OBLIGATION TO PAY

      If the Borrower does not pay any amount under or in respect of this agreement (including an amount of interest payable under this clause 10.1) on the due date for payment, the Borrower must pay interest on that amount at the Default Rate. The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 360 days.

      The Borrower must pay interest under this clause to the Financier on demand from the Financier on the last Business Day of each calendar month.

10.2  COMPOUNDING

      Interest payable under clause 10.1 ("Obligation to pay") which is not paid when due for payment may be added to the overdue amount by the Financier on the last Business Day of each calendar month. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 10.1 ("Obligation to pay").

10.3  INTEREST FOLLOWING JUDGMENT

      If a liability becomes merged in a judgment, the Borrower must pay interest on the amount of that liability as an independent obligation. This interest:

      (a) accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

      (b) is calculated at the judgment rate or the Default Rate (whichever is higher).

      The Borrower must pay interest under this clause to the Financier on demand from the Financier.

11    GOVERNING LAW

      This agreement is governed by the law in force in New South Wales and the Borrower submits to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as an agreement.

JAMES HARDIE - 364-DAY FACILITY AGREEMENT

Schedule 1 - Drawdown Notice (clause 3)

To: [    ]

Attention: [    ]

Fax:       [    ]

[DATE]

DRAWDOWN NOTICE - JAMES HARDIE - 364-DAY FACILITY AGREEMENT DATED [    ] 2005
BETWEEN JAMES HARDIE INTERNATIONAL FINANCE B.V. ("BORROWER" AND "OBLIGORS'
AGENT") AND [     ] ("FINANCIER") ("FACILITY AGREEMENT")

Under clause 3.2 ("Requesting a drawdown") of the Facility Agreement, the Obligors' Agent gives notice as follows.(1)

The Borrower wants to borrow under the Facility.

-     The requested Drawdown Date is [    ].(2)

-     The amount of the proposed drawdown is US$[    ].

-     The requested first Interest Period is [    ].

-     The proposed drawdown is to be paid to:

      Account number: [    ]
      Account name:   [    ]
      Bank:           [    ]
      Branch:         [    ]

      Branch identifying number (Fedwire, BSB, etc): [    ]

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

[for the first Drawdown only]: the representations and warranties in clause 8 ("Representations and warranties") of the Common Terms Deed Poll are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.

[for any subsequent Drawdown]: those representations and warranties listed in clause 3.2(a) ("Conditions to subsequent drawdowns") of the Common Terms Deed Poll as required to be true on the date of each drawdown notice, are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.

No Event of Default or Potential Event of Default subsists at the date of this notice or will result from the provision of the requested utilisation.

Clause 1 ("Definitions") of the Facility Agreement applies to this notice as if it was fully set out in this notice.

______________________
[NAME OF PERSON] being
an Authorised Officer of
JAMES HARDIE INTERNATIONAL FINANCE B.V.
as Obligors' Agent (with corporate seat in Amsterdam)

INSTRUCTIONS FOR COMPLETION

1     All items must be completed.

2     Must be a Business Day within the Availability Period.

JAMES HARDIE - 364-DAY FACILITY AGREEMENT

Schedule 2 - Selection Notice (clause 4.2)

To: [    ]

Attention: [    ]

Fax:       [    ]

[DATE]

SELECTION NOTICE - JAMES HARDIE - 364-DAY FACILITY AGREEMENT DATED [    ] 2005
BETWEEN JAMES HARDIE INTERNATIONAL FINANCE B.V. ("BORROWER" AND "OBLIGORS'
AGENT") AND [    ] ("FINANCIER") ("FACILITY AGREEMENT")

Terms defined in the Facility Agreement have the same meaning when used in this notice.

This is an irrevocable notice under clause 4.2 ("Selection of Interest Period") of the Facility Agreement.

Under clause 4.2 ("Selection of Interest Period") of the Facility Agreement, the Obligors' Agent gives notice as follows:

The current Interest Period is due to end on [    ].

The Interest Period following the current Interest Period is to be a period of
[    ] (1).

______________________
[NAME OF PERSON] being
an Authorised Officer of
JAMES HARDIE INTERNATIONAL FINANCE B.V.
as Obligors' Agent (with corporate seat in Amsterdam)

INSTRUCTIONS FOR COMPLETION

1     To be an Interest Period set out in the Details

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JAMES HARDIE - 364-DAY FACILITY AGREEMENT

Schedule 3 - Extension Request (clause 5.2)

To: [    ]

Attention: [    ]

Fax:       [    ]

[DATE]

EXTENSION REQUEST - JAMES HARDIE - 364-DAY FACILITY AGREEMENT DATED [    ] 2005
BETWEEN JAMES HARDIE INTERNATIONAL FINANCE B.V. ("BORROWER" AND "OBLIGORS'
AGENT") AND [    ] ("FINANCIER") ("FACILITY AGREEMENT")

In accordance with clause 5.2 ("Extension of Maturity Date") of the Facility Agreement, the Obligors' Agent requests as follows:

We request that the Maturity Date under the Facility Agreement in respect of
US$[    ](1) be extended to a date 182 days after the current Maturity Date under the Facility Agreement.

The Maturity Date, if extended in accordance with this request, will be
[    ](2).

If this extension request is accepted, the Facility Limit applicable from the
current Maturity Date will be US$[    ](1).

______________________
[NAME OF PERSON] being
an Authorised Officer of
JAMES HARDIE INTERNATIONAL FINANCE B.V.
as Obligors' Agent (with corporate seat in Amsterdam)

We agree to extend the Maturity Date for the requested Facility Limit in accordance with the above notice.

Signed for the Financier on [insert date] by:

_________________________
[NAME OF PERSON] being an
Authorised Officer of the Financier

INSTRUCTIONS FOR COMPLETION

1 To be an amount equal to or less than the Facility Limit at the date of this notice.

2     To be the date 182 days after the current Maturity Date.

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JAMES HARDIE - 364-DAY FACILITY AGREEMENT

Signing page

DATED: #1#

BORROWER AND OBLIGORS' AGENT

SIGNED by                            )
                                     )
and                                  )
                                     )
as attorneys for JAMES HARDIE        )
INTERNATIONAL FINANCE                )
B.V. under power of attorney dated   )  ________________________________________
                                     )
in the presence of:                  )
                                     )
                                     )
__________________________________   )  ________________________________________
Signature of witness                 )  By executing this agreement each
                                     )  attorney states that the attorney has
__________________________________   )  received no notice of revocation of
Name of witness (block letters)      )  the power of attorney

FINANCIER

SIGNED by                            )
                                     )
as attorney for #2#                  )
under power of attorney dated        )
                                     )
in the presence of:                  )
                                     )
                                     )
__________________________________   )  ________________________________________
Signature of witness                 )  By executing this agreement the attorney
                                     )  states that the attorney has received no
__________________________________   )  notice of revocation of the power of
Name of witness (block letters)      )  attorney

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